Exhibit 99.1

Chewy Announces Pricing of Initial Public Offering

DANIA BEACH, Fla., June 13, 2019 /PRNewswire/ — Chewy, Inc. today announced the pricing of the initial public offering of 46,500,000 shares of its Class A common stock at a price to the public of $22.00 per share. The offering consists of 5,600,000 shares of Class A common stock being sold by Chewy and 40,900,000 shares of Class A common stock being sold by a wholly-owned subsidiary of PetSmart, Inc. (the “Selling Stockholder”). In addition, the Selling Stockholder granted the underwriters a 30-day option to purchase up to 6,975,000 additional shares of Class A common stock at the public offering price, less underwriting discounts and commissions. Chewy will not receive any proceeds from any sale of shares by the Selling Stockholder. The shares of Class A common stock are expected to begin trading on the New York Stock Exchange on June 14, 2019 under the symbol “CHWY.” The offering is expected to close on June 18, 2019, subject to customary closing conditions.

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Allen & Company LLC are acting as joint lead bookrunning managers for the offering. BofA Merrill Lynch, Barclays Capital Inc., BC Partners Securities LLC, Jefferies LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are also acting as joint bookrunning managers. Nomura Securities International, Inc., Raymond James & Associates, Inc. and William Blair & Company, L.L.C. are acting as co-managers.

A registration statement relating to this offering was declared effective by the Securities and Exchange Commission on June 13, 2019. This offering is being made only by means of a prospectus, copies of which may be obtained, when available, from:

•	Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; or

•	Allen & Company LLC, Attention: Prospectus Department, 711 Fifth Avenue, 10th Floor, New York, NY 10022, by telephone at (212) 339-2220 or by email at allenprospectus@allenco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes “forward looking information,” including with respect to the initial public offering. These statements are made through the use of words or phrases such as “will” or “expect” and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under “Risk Factors” in the preliminary prospectus and elsewhere in the Company’s filings with the SEC, which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

About Chewy

Our mission is to be the most trusted and convenient online destination for pet parents everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products which we offer at competitive prices and deliver with an exceptional level of care and a personal touch. We continually develop innovative ways for our customers to engage with us and partner with more than 1,600 of the best and most trusted brands in the pet industry to bring a high-bar, customer-centric experience to our customers.

Media Contacts:

Evan Goetz

Evan.goetz@teneo.com

(917) 853-8199

Bethany Sherman

Bethany.sherman@teneo.com

(917) 373-6465

Andrea Duffy

Andrea.duffy@teneo.com

(646) 984-0240

Investor Contact:

ir@chewy.com